As filed with the Securities and Exchange Commission on August 10, 1999
                                                 Registration No. 333-82883

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                             ----------------
                             AMENDMENT NO. 3
                             (POST-EFFECTIVE)
                              WITHDRAWAL OF
                                FORM S-3

                             ----------------
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------

               INTERNATIONAL COMFORT PRODUCTS CORPORATION
          (Exact name of Registrant as specified in its charter)

                             ----------------
            CANADA                                          98-0045209
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                     Identification Number)
                             ----------------
      501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067
                              (615) 771-0200
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            David P. Cain, Esq.
                   501 Corporate Centre Drive, Suite 200
                         Franklin, Tennessee 37067
                              (615) 771-0216
        (Address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy To:
                            Gary M. Brown, Esq.
                         Tuke Yopp & Sweeney, PLC
                      NationsBank Plaza, Suite 1100
                       Nashville, Tennessee 37219
                             (615) 313-3325

                             ---------------

     International Comfort Products Corporation (the "Registrant") pursuant to the provisions of Rule 477 promulgated under the Securities Act of 1933, as amended, and pursuant to undertakings set forth in Item 17 of the Registration Statement on Form S-3, File No. 333-82883 (the "Registration Statement"), hereby files this Amendment No. 3 (Post-Effective) to withdraw the Registration Statement and deregister all of the 1,488,162 of the Company's Ordinary Shares (the "Shares") originally registered under the Registration Statement.

     The Registration Statement was declared effective by the Securities and Exchange Commission on July 29, 1999. The Registration Statement was filed on behalf of Watsco Investments I, Inc. and Watsco Investments II, Inc. (the "Selling Shareholders") pursuant to their rights under a registration rights agreement. At or about the time that the Registration Statement became effective, however, the Selling Shareholders tendered all of the Shares in the tender offer commenced by Titan Acquisitions, Ltd., a New Brunswick corporation, and a wholly owned subsidiary of United Technologies Corporation for all of the Registrant's outstanding ordinary shares. Accordingly, none of the Shares has been or will be offered pursuant to the Registration Statement.


                               SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478(c), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 (Post-Effective) to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on this 10th day of August, 1999.


                                              INTERNATIONAL COMFORT PRODUCTS
                                              CORPORATION

                                              By:  /s/ David P. Cain
                                                 ____________________________
                                                 David P. Cain
                                              Senior Vice President, General
                                                 Counsel and Secretary